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                                                                     EXHIBIT 3.3


                             SUIZA FOODS CORPORATION

                          CERTIFICATE OF CORRECTION OF
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


Suiza Foods Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

DOES HEREBY CERTIFY THAT:

         1. The Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") of the Corporation, which was filed with the Secretary of State of Delaware on March 28, 1995, is hereby corrected in order to conform the resolution stated therein to that duly adopted by the Corporation's Board of Director's.

         2. The portion of the Certificate of Amendment to be corrected is as follows:

                           "RESOLVED, that the Board of Directors of the Company
                  hereby adopts, approves, and declares advisable a proposal to amend the Certificate of Incorporation of the Company, which proposed amendment would strike in its entirety Article IV of the Certificate of Incorporation of the Company and insert in its place a new Article IV, which would be and read as follows:"

         4. The portion of the Certificate of Amendment instrument in corrected form, which form accurately reflects the resolution duly adopted by the Corporation's Board or Directors, is as follows:

                           "RESOLVED, that the Board of Directors of the Company
                  hereby adopts, approves, and declares advisable a proposal to amend the Certificate of Incorporation of the Company, which proposed amendment would strike in its entirety Paragraph A of
                  Article IV of the Certificate of Incorporation of the Company and insert in its place a new Paragraph A of Article IV, which would be and read as follows:"


Signed on June 6, 1995.


                                              SUIZA FOODS CORPORATION


                                              By:   /s/ Gregg L. Engles
                                                  -----------------------------
                                                   Gregg L. Engles
                                                   Chairman of the Board and
                                                   Chief Executive Officer